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                                                                 Exhibit 5

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                 March 20, 1998

Board of Directors
PBOC Holdings, Inc.
5900 Wilshire Boulevard
Los Angeles, California 90036

        Re:    Registration Statement on S-1
               $218,500,005 aggregate amount of Common Stock

Ladies and Gentlemen:

        We have acted as special counsel to PBOC Holdings, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-1 (the "Registration Statement") which registers for sale $218,500,005 aggregate amount of the Company's common stock, $0.01 par value per share. As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

        Based upon the foregoing, it is our opinion that the Common Stock, when issued, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Certain Legal Matters" in the Prospectus constituting a part thereof.

                                           ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                                           By:  /s/ Norman B. Antin
                                               ---------------------------------
                                                Norman B. Antin, a Partner